SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 20, 2000
                        (Date of earliest event reported)


                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

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               (Exact Name of Registrant as Specified in Charter)


     New York                     000-26749                 11-2581812
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(State or Other Jurisdiction  (Commission File No.) (IRS Employer Identification
of Incorporation)                                   Number)



   26 Harbor Park Drive, Port Washington, New York              11050
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    (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (516) 626-0007

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Item 2.  Acquisition or Disposition of Assets.

Merger

     On July 20, 2000 (the "Effective Date"), pursuant to the terms of an Agreement and Plan of Merger, dated as of June 27, 2000 (the "Agreement"), by and among National Medical Health Card Systems, Inc. ("Health Card"), PAI Acquisition Corp., a wholly owned subsidiary of Health Card ("PAI"), Pharmacy
Associates, Inc. ("Pharmacy Associates") and the shareholders of Pharmacy Associates (each a "Shareholder" and collectively the "Shareholders"), PAI, merged with and into Pharmacy Associates.

Merger Consideration

     Pursuant to the Agreement, the Shareholders as of the Effective Date received an aggregate of $6,000,000 in cash and 400,000 shares of unregistered common stock of Health Card. In addition, if Pharmacy Associates' pre-tax income for the 12 months ending on June 30, 2001 or June 30, 2002 (each an "Earn-Out Period" and collectively, the "Earn Out Periods") is greater than $1,000,000, then promptly following the final determination of the pre-tax income calculation by Health Card for the applicable Earn-Out Period, Health Card shall pay a pro rata portion of the amount described below to the Shareholders:

                  (i) if Pharmacy Associates achieves a pre-tax income equal to or greater than $2,500,000 in an Earn-Out Period, then the Contingent Payment for such Earn-Out Period shall be $1,000,000;

                  (ii) if Pharmacy Associates achieves a pre-tax income of greater than $1,000,000 but less than $2,500,000 in an Earn-Out Period, then the Contingent Payment for such Earn-Out Period shall be equal to (x) the amount of pre-tax income in excess of $1,000,000 achieved by Pharmacy Associates during such Earn-Out Period (such excess amount not to exceed $1,500,000) divided by $1,500,000, multiplied by (y) $1,000,000; and

                  (iii) if Pharmacy Associates does not achieve a pre-tax income of at least $1,000,000 in an Earn-Out Period, then the Shareholders will not be entitled to a Contingent Payment for such Earn-Out Period.

     Neither the amount of pre-tax income achieved in an Earn-Out Period nor the amount of a Contingent Payment paid in an Earn-Out Period shall affect the calculation of pre-tax income achieved or the Contingent Payment payable, if any, in the applicable Earn-Out Period. Seventy-five percent (75%) of the Contingent Payment, if any, payable to the Shareholders shall be payable in cash, with the remaining twenty-five percent (25%) payable in unregistered shares of common stock of Health Card based on the Health Card Average Price (hereinafter defined). The Health Card Average Price shall mean the average of the last reported per share trading price of Health Card common stock over the 30 business day period immediately preceding the date of determination; provided, that if such average is below $4.00, then the deemed Health Card Average Price shall be $4.00, and if such average is above $6.00, the deemed Health Card Average Price shall be $6.00.

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     Additionally,  if 35,000 additional  covered lives from a specified account are added to Pharmacy Associates' network under similar terms to such specified account's existing network contract, Health Card will pay the Shareholders a total of $16 per covered life; provided that such group must be contracted within 90 days from the Effective Date and installation of such group must occur within 180 days of the Effective Date.

     Additionally, 200,000 shares of the Health Card common stock issued to the Shareholders as part of the merger will be held in escrow as security for the indemnification obligations of the Shareholders under the Agreement until July 20, 2002.

     Pursuant to the Agreement, all of the Shareholders agreed not to become involved, in any manner or capacity whatsoever, with any entity or individual that engages or proposes to engage in prescription benefits management, except Health Card or Pharmacy Associates, until June 27, 2003. Each of the
Shareholders further agreed not to (i) seek to transact any business with or alter the relationship in any way between any of Pharmacy Associates' customers or prospective customers and (ii) solicit for employment or in any way alter the relationship between Pharmacy Associates and any person who was or is an employee of Pharmacy Associates during the period of April 20, 2000 until July 20, 2003.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial   Statements  of  Business   Acquired.   The  Financial
          Statements required by Item 7(a) will be filed by amendment to this Current Report on Form 8-K pursuant to Item 7(a)(4).

          (b) Pro Forma Financial Information. The Financial Statements required by Item 7(b) will be filed by amendment to this Current Report on Form 8-K pursuant to Item 7(a)(4).

          (c) Exhibits.

          Exhibit No.      Description

               2.1 Agreement and Plan of Merger, dated June 27, 2000, by and among National Medical Health Card Systems, Inc., PAI Acquisition Corp., Pharmacy Associates, Inc. and the Shareholders listed on Schedule I of the Agree-ment and Plan of Merger.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NATIONAL MEDICAL HEALTH CARD
                                     SYSTEMS, INC.

Dated: August 3, 2000               By: /s/ Bert E. Brodsky
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                                        Bert E. Brodsky, Chairman of the Board
                                        and Chief Executive Officer

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